---------------------------------------

                           CERTIFICATE OF DESIGNATION
                                       OF
                              XYBERNAUT CORPORATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                     ---------------------------------------

                            SERIES A PREFERRED STOCK


           Xybernaut Corporation, a Delaware corporation (the "Corporation"), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation:

           RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of
Incorporation"), there hereby is created, out of the 5,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 3,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

1. DESIGNATION AND AMOUNT. This series of Preferred Stock shall be designated "Series A Preferred Stock" and the authorized number of shares constituting such series shall be 3,000. The par value of the Series A Preferred Stock shall be $0.01 per share. The Series A Preferred Stock shall have a stated value of $1,000 per share.

2.         DIVIDENDS.

                     (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of five percent (5%) of the stated Liquidation Preference (as defined below) per share per annum, and no more, payable, in the discretion of the Board of Directors of the Corporation in shares of the common stock of the Corporation, par value $0.01 per share (the "Common Stock"), or in cash. Such dividends on the Series A Preferred Stock shall be payable only at conversion of the Series A Preferred Stock into shares of Common Stock. Such dividends on the Series A Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Common Stock or any other equity securities of the Corporation ranking junior to the Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series A Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Corporation ranking on a parity with the Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Common Stock or any other equity securities of the Corporation ranking junior to the Preferred Stock as to the payment of dividends.

                     (b) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Corporation (other than redemptions set forth in Paragraph 5 below or repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property.

3.         PREFERENCES ON LIQUIDATION.

                     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding, shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's Common Stock, an amount equal to the sum of one thousand dollars ($1,000.00) per share of Series A Preferred Stock (the "Liquidation Preference"), plus all accrued and unpaid dividends thereon to the date of payment.

                     (b) If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred Stock the full Liquidation Preference plus accrued and unpaid dividends to which they respectively shall be entitled, the holders of the Series A Preferred Stock together with the holders of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the payments of amounts upon liquidation, dissolution or winding up shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of all such shares held by the respective stockholders thereof upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                     (c) For purposes of this Paragraph 2, the sale or other disposition (for cash, shares of stock, securities or other consideration), of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation but the merger or consolidation of the Corporation into or with another corporation into or with the Corporation, shall not be deemed to be a liquidation, winding up or dissolution of the Corporation.

                     (d) The holders of Series A Preferred Stock shall have no priority or preference with respect to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

4.         CONVERSION RIGHTS.

                     The  holders  of  Series  A  Preferred   Stock  shall  have
           conversion rights as follows:

                     (a) No shares of Series A Preferred Stock may be converted prior to September 28, 1997. At any time after September 28, 1997 through December 31, 1997, up to twenty-five (25%) percent of the shares of Series A Preferred Stock then outstanding may be converted, at the option of the holders thereof, and thereafter on January 1, 1998, April 1, 1998 and July 1, 1998, an additional twenty-five (25%) percent of the shares of Series A Preferred Stock then outstanding may be converted, on a cumulative and pro rata basis, at the option of the holders thereof. The number of shares of fully paid and nonassessable Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing the Liquidation Preference by the Conversion Price (as hereinafter defined) in effect on the Conversion Date.

                     (b) For purposes of this Paragraph 4, (i) "Conversion Price" means an amount equal to the lesser of (A) eighty-two (82%) percent of the average closing bid price of the Common Stock as reported on the Nasdaq Small Cap Market or any successor exchange in which the Common Stock is listed for the five (5) trading days preceding the Conversion Date, and (B) $3.50; and (ii) "Conversion Date" means the date on which the holder of the Series A Preferred Stock has telecopied the Notice of Conversion (as hereinafter defined) to the Corporation.

                     (c) A holder may convert in whole or in part, the Series A Preferred Stock into Common Stock held by such holder by telecopying an executed and completed Notice of Conversion in the form annexed hereto as Exhibit A (a "Notice of Conversion") to the Corporation and delivering the original Notice of Conversion and the certificate representing the shares of Series A Preferred Stock to the Corporation by express courier within five (5) business days after the date of the Notice of Conversion. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will transmit the certificates representing the Common Stock issuable upon conversion of all or any part of the shares of Series A Preferred Stock (together with the certificate representing portions of the shares of Series A Preferred Stock not so converted) to the holder via express courier within five (5) business days after the Corporation has received the original Notice of Conversion and shares certificate being so converted. The Notice of Conversion and certificate representing the portion of the shares of Series A Preferred Stock converted shall be delivered to the Corporation at its principal executive offices or to such other person at such other place as the Corporation designates to the holder in writing. In the event the shares of Series A Preferred Stock are not converted within ten (10) business days of receipt by the Corporation of a valid Notice of Conversion and certificates representing the shares of Series A Preferred Stock to be converted, the Corporation shall pay to the holder, by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to one (1%) percent per day of the purchase price of the shares of Series A Preferred Stock to be converted which shall run from the initial Conversion Date and the holder has the option to withdraw the Notice of Conversion previously sent; provided, that the Corporation shall not be responsible for or required to pay such liquidated damages if such failure to convert was not caused by any actions or omissions of the Corporation.

                     (d) No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Conversion Date, as determined by the Corporation's Board of Directors. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion unless either the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                     (e) Subject to subparagraph (b) above, the Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder, or order, in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any accrued and unpaid dividends on the converted Series A Preferred Stock, and a certificate for any shares of Series A Preferred Stock not so converted.

                     (f) Upon any conversion of Series A Preferred Stock pursuant to this Paragraph 4 the shares of Series A Preferred Stock which are converted shall not be reissued and shall not be considered outstanding for any purposes. Upon conversion of all of the then outstanding Series A Preferred Stock pursuant to this Paragraph 4 and upon the taking of any action required by law, all matters set forth in this Certificate of Designation shall be eliminated from the Certificate of Incorporation, shares of Series A Preferred Stock shall not be deemed outstanding for any purpose whatsoever and all such shares shall be retired and canceled and shall not be reissued.

                     (g) Any transmittal or other communications required by the provisions of this Paragraph 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, first class, postage prepaid and addressed to each holder of record at its address appearing on the books of the Corporation.

                     (h) On June 30, 1999, the holder shall be required to convert all of its outstanding shares of Series A Preferred Stock into shares of Common Stock. Until converted in accordance with the terms of this Paragraph 4, the Company shall be entitled to redeem shares of Series A Preferred Stock in accordance with Paragraph 5 hereof, regardless of whether or not a Notice of Conversion has been received by the Corporation with respect to such shares.

                     (i) The Corporation shall at all times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

5.         REDEMPTION.

                     (a) At any time after September 28, 1997, the Corporation may, at the option of the Board of Directors, redeem up to 50% of the outstanding shares of the Series A Preferred Stock at the redemption price set forth in subparagraph (b) below, provided, that (x) the Corporation shall have received a Notice of Conversion, and (y) the Conversion Price is at or below $2.625. At any time after September 28, 1997, the Corporation may, at the option of the Board of Directors, redeem all or a portion of the remaining 50% of the outstanding shares of the Series A Preferred Stock at the redemption price set forth in subparagraph (b) below, provided, that (x) the Corporation shall have received a Notice of Conversion, and (y) the Conversion Price is at or below $1.00. The Corporation shall give written notice by telecopy, to the holder of Series A Preferred Stock to be redeemed at least one (1) business day after receipt of the Notice of Conversion prior to the date specified for redemption (the "Redemption Date"). Such notice shall be addressed to each such stockholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the Redemption

           Date, the Redemption Price (as hereinafter defined), the number of shares of Series A Preferred Stock of such holders to be redeemed and shall call upon such holders to surrender to the Corporation on the Redemption Date at the place designated in the notice such holders' redeemed stock. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the redemption shall be pro rata among the holders of Series A Preferred Stock and subject to such other provisions as may be determined by the Board of Directors. The Redemption Date shall be no more than ten (10) days after receipt of written notice from the Corporation. If the Corporation fails to pay the Redemption Price on the Redemption Date, the Corporation shall pay to the holder a penalty in an amount in cash equal to two (2%) percent of the Redemption Price to be paid on such Redemption Date. If the Corporation fails to pay the Redemption Price on the Redemption Date, the holder shall have the right to convert the Series A Preferred Stock previously presented to the Corporation and not redeemed. The Corporation shall have the right to redeem the Series A Preferred Stock in accordance with the terms of this subparagraph (a) in any subsequent redemption; provided, however, that if the Corporation fails to pay the Redemption Price in a subsequent redemption within ten (10) days, the Corporation shall have the right to redeem the Series A Preferred Stock thereafter, only upon wiring the Redemption Price to the holders simultaneously with sending the notice of redemption. On or after the Redemption Date, the holders of shares of Series A Preferred Stock called for redemption shall surrender the certificates evidencing the shares called for redemption to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

                     (b) Subject to the terms of Paragraph 5(a) above, the Company shall have the option to redeem (i) any portion of the first twenty-five (25%) percent of the outstanding shares of Series A Preferred Stock at a cash price equal to one hundred ten (110%) percent of the Liquidation Preference per share, together with all unpaid dividends to and including the Redemption Date (the "Redemption Price"), or issue shares of Common Stock at a conversion rate equal to (x) $1,000 divided by (y) eighty-two (82%) percent of the average closing bid price of the Common Stock as reported on the Nasdaq Small Cap Market or any successor exchange in which the Common Stock is listed for the five (5) trading days preceding the Conversion Date (ii) any portion of the second twenty-five (25%) percent of the outstanding shares of the Series A Preferred Stock at a cash price equal to one hundred twenty (120%) percent of the Liquidation Preference per share, together with all unpaid dividends to and including the Redemption Date, or issue shares of Common Stock at a conversion rate equal to (x) $1,000 divided by (y) eighty-two (82%) percent of the average closing bid price of the Common Stock as reported on the Nasdaq Small Cap Market or any successor exchange in which the Common Stock is listed for the five (5) trading days preceding the Conversion Date, and (iii) any portion of the remaining fifty (50%) percent of the outstanding shares of Series A Preferred Stock, if the Corporation receives a Notice of Conversion and the Conversion Price of the Series A Preferred Stock is below $1.00, at a cash price equal to one hundred ten (110%) percent of the Liquidation Preference per share, together with all accrued and unpaid dividends to and including the Redemption Date; provided, however, that payment of the Redemption Price shall be made from any funds of the Corporation legally available therefor.

                     (c) From and after the Redemption Date (unless default shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue), the holders of the shares of the Series A Preferred Stock called for redemption shall cease to have any rights as stockholders of the Corporation, except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of Series A Preferred Stock, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever.

                     (d) There shall be no redemption of any shares of Series A Preferred Stock of the Corporation where such action would be in violation of applicable law.

6.         CALL OPTION.

                     (a) At any time on or before September 1, 1997, the Corporation shall be entitled to call up to 2,000 shares of the Series A Preferred Stock at a call price equal to one hundred ten (110%) percent of the Liquidation Preference, plus all accrued and unpaid dividends.

                     (b) In the event the Corporation closes on an offering for its Common Stock at a price per share under $6.00, the Corporation may, at its option, call all outstanding shares of Series A Preferred Stock at a call price equal to two hundred (200%) percent of the Liquidation Preference.

                     (c) In the event the Corporation has an offering for its Common Stock at a price per share equal to or greater than $6.00, then the holders of the Series A Preferred Stock shall be required to convert all outstanding shares of Series A Preferred Stock into shares of Common Stock five (5) business days prior to the scheduled closing of such offering and each holder may, at its option, sell its shares of Common Stock as part of such offering.

7.         VOTING RIGHTS.

                     Except as otherwise required by law, the holders of the Series A Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation or for any other purpose.

8.         Status.

                     In case any outstanding shares of Series A Preferred Stock shall be redeemed, the shares so redeemed shall be deemed to be permanently canceled and shall not resume the status of authorized but unissued shares of Series A Preferred Stock.

9.         RANKING; CHANGES AFFECTING SERIES A.

                     (a) The Series A Preferred  Stock  shall,  with  respect to dividend rights and rights on liquidation, winding up and dissolution, (i) rank senior to any of the Corporation's Common Stock and any other class or series of stock of the Company which by its terms shall rank junior to the Series A Preferred Stock, and (ii) rank junior to any other class or series of stock of the Company which by its terms shall rank senior to the Series A Preferred Stock and (iii) shall rank on a pari passu basis with any other series of Preferred Stock of the Corporation..

                     (b) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers preferences, privileges, or rights of the Series A Preferred Stock; or (ii) amend the provisions of this Paragraph 9, in each case, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, as to changes affecting the Series A Preferred Stock.


           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to by signed by its President this 30th day of June, 1997.



                                               /s/ Edward G. Newman
                                               ----------------------------
                                               Edward G. Newman, President

                                                                       EXHIBIT A


                              NOTICE OF CONVERSION

                (To be Executed by the Registered Holder in order
                    to Convert the Series A Preferred Stock)


The undersigned hereby irrevocably elects to convert ___ shares of Series A Preferred Stock, Certificate No. ___ (the "Preferred Stock") into shares of common stock of XYBERNAUT CORPORATION (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that

           (i) All offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made in compliance with Regulation D, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the
                      "Securities Act"), or pursuant to registration of the Common Stock under the Act, subject to any restrictions on sale or transfer set forth in the Preferred Stock Purchase Agreement between the Company and the original holder of the Certificate submitted herewith for conversion.

           (ii) Upon conversion pursuant to this Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the Securities Exchange Act of 1934, as amended) 4.9% or more of the then issued and outstanding shares of the Company.


           ---------------------------               ---------------------------
           Date of Conversion                        Applicable Conversion Price


           ---------------------------               ---------------------------
           Number of Common Shares upon              $ Amount of Conversion
           Conversion


           ---------------------------               ---------------------------
           Signature                                 Name


Address:                                    Delivery of Shares to: